BRE CORPORATE NEWS Investor Contact: Henry L. Hirvela., 415.445.6582 Media Contact: Thomas E. Mierzwinski, 415.445.6525

HOLD FOR RELEASE 7/28/08, 8:00 a.m. Eastern

BRE PROPERTIES BOARD OF DIRECTORS ADDS NEW MEMBER
AND PROMOTES SENIOR EXECUTIVE

July 28, 2008 (San Francisco) - BRE Properties, Inc. (NYSE:BRE) today announced that its board of directors has increased the size of the board from nine to 10 members, and elected Edward F. Lange, Jr., executive vice president, chief operating officer, to the board. In addition, the board also approved the promotion of Kerry Fanwick, senior vice president, general counsel, to executive vice president, general counsel. Both appointments are effectively immediately.

“I am very pleased to welcome Ed Lange to the board,” said Board Chairman Robert A. Fiddaman. “Over the past eight years, Ed has contributed to the success of BRE on both a strategic and tactical level, helping to shape the organization and create a scalable operating platform. All of our stakeholders will benefit from the addition of his experience and knowledge to the board.”

Lange, 48, joined BRE in 2000 as executive vice president, chief financial officer, overseeing the company’s corporate service functions, including accounting and finance, information technology, associate relations, investor relations, corporate communications, and legal. He was promoted to chief operating officer in January 2007.

Prior to BRE, Lange served as chief financial officer of Health Care REIT, Inc. from 1996 to 2000. He also was a senior vice president of finance and a member of the executive management team of the Mediplex Group, Inc. and affiliated companies from 1992 to 1996. Lange earned a bachelor’s degree in urban planning from the University of Massachusetts, and an M.B.A. from the University of Connecticut.

“Since his appointment early last year, Kerry has served as the company’s chief legal officer, providing advice and counsel to the board and management on corporate governance, securities compliance and transaction-related activities,” said BRE President and CEO Constance B. Moore. “His promotion is in recognition of his contributions and service to the company in creating growth and long-term value for our shareholders.”

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BRE Properties, Inc. ● 525 Market Street, 4th Floor ● San Francisco, CA 94105 ● Fax: 415.445.6505 ● breproperties.com

Fanwick, 52, is the co-founder and former partner of Miller & Fanwick, LLP, a law firm specializing in business and financial strategies. He also served as general counsel for First Nationwide Bank; an attorney at the law firm of Wilson, Sonsini, Goodrich & Rosati; and in-house counsel and a member of senior management for various financial services and real estate companies. He holds a juris doctor degree from Stanford Law School, and is a licensed California Certified Public Accountant.

About BRE Properties
BRE Properties - a real estate investment trust - develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 80 apartment communities totaling 22,680 units in California, Arizona and Washington. The company currently has seven other properties in various stages of development and construction, totaling 2,253 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units. (Property data as of 03/31/08.)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The Company assumes no obligation to update this information. For more details, refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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BRE Properties, Inc. ● 525 Market Street, 4th Floor ● San Francisco, CA 94105 ● Fax: 415.445.6505 ● breproperties.com